Exhibit 99
Accenture to Discontinue Business in Russia

NEW YORK; March 3, 2022 — Accenture stands with the people of Ukraine and the governments, companies and individuals around the world calling for the immediate end to the unlawful and horrific attack on the people of Ukraine and their freedom. Therefore, Accenture is discontinuing our business in Russia. We thank our nearly 2,300 colleagues in Russia for their dedication and service to Accenture over the years. We will be providing support to our Russian colleagues. While Accenture does not have a business in Ukraine, we will continue our efforts to help our Ukrainian colleagues working around the globe at Accenture and their extended families; we are providing telehealth for those in Ukraine, and helping resettle family members who leave Ukraine.

We are donating $5 million to nonprofit relief organizations working to help people in Ukraine and those who are being displaced into Poland, Romania, Slovakia, Hungary and the Czech Republic. We are also matching 100% of the donations from our people.

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Contacts:

Stacey Jones
Accenture
+1 917 452 6561
stacey.jones@accenture.com

Peter Y. Soh
Accenture
+1 703 947 2571
peter.y.soh@accenture.com